BANK OF NEW ENGLAND CORPORATION
                                                CASH F
        FROM THE PERIOD FROM APRIL30, 2011 TO MAY 31, 2011


        Cash balance at April 30, 2011                101,124,401.37



        Receipts:

        1.  Investment proceeds (short term)              261,420.31
                eipts                                     261,420.31


        Expenditures:

         1.  Interco Transfers                             27,000.00
         2.  Professional fees expense                     21,653.77
         3.  Administrative expense                           409.27
         4.  Insurance expense                                131.00
                Total Expenditures                         49,194.04




        Cash Balance at May 31, 2011                  101,336,627.64